Exhibit 5.1

August 16, 2024

Hope Bancorp, Inc.

3200 Wilshire Boulevard, Suite 1400

Los Angeles, California 90010

Ladies and Gentlemen:

We have acted as counsel to Hope Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-4 (including the documents incorporated by reference therein, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shares of the Company’s common stock, par value $0.001 per share (the “Securities”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 26, 2024, by and between the Company and Territorial Bancorp Inc., a Maryland corporation.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained in the Registration Statement (the “Prospectus”).

In rendering the opinion expressed below, we have reviewed the following documents:

(a)	an executed copy of the Merger Agreement, filed as Annex A to the Registration Statement;

(b)	the Registration Statement;

(c)	a copy of the Company’s Second Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware;

(d)	a copy of the Company’s Amended and Restated Bylaws certified by the Secretary of the Company; and

(e)

certain resolutions of the board of directors of the Company relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Securities, and certain related matters.

In addition, we have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of such corporate documents, records, agreements and instruments of the Company and such certificates and comparable documents of public officials and of officers of the Company, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinion set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates and/or statements of public officials and of officers

GREENBERG TRAURIG, LLP ATTORNEYS AT LAW WWW.GTLAW.COM

1840 CENTURY PARK EAST, SUITE 1900 LOS ANGELES, CALIFORNIA 90067 TEL 310.586.7700 FAX 310.586.7800

Hope Bancorp, Inc.

August 16, 2024

of the Company with respect to the accuracy of material factual matters contained therein which were not independently verified.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, including all applicable statutory provisions and judicial interpretations of such laws, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinion as to matters relating to compliance with any federal or state antifraud laws, any securities or blue sky laws of any jurisdiction, or any other rules or regulations relating to securities.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Securities, when issued by the Company in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that, prior to the issuance of Securities in connection with the consummation of the merger contemplated by the Merger Agreement, the Registration Statement, as finally amended, will have become effective under the Securities Act, and the merger will have been consummated in accordance with the terms of Merger Agreement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention. We express no opinion other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP